PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of October 27, 2016, is entered into by and among Lithium Exploration Group, Inc., a Nevada corporation (the "Company"), and JDF Capital Inc. (the "Purchaser").

WITNESSETH:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Purchaser wishes to purchase a 10% Original Issue Discount ("OID) Convertible Promissory Note of the Company (the "Note"), in the original principal amount of $48,400, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, on the terms and conditions referred to herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and the other Transaction Documents, the Purchaser hereby agrees to purchase a Note in the aggregate amount of $59,000 (the "Purchase Amount"), which Note shall be funded on the Closing Date as described therein.

(a) $40,000 of the Note shall be funded ($44,000 minus $4000 legal fees) and issued by October 27, 2016 (the "Closing Date")

(ii) The Note referred to herein shall be in the form of **Annex I** annexed hereto.

(iii) The purchase of the Note by the Purchaser and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Documents as the purchase and sale of the Securities (as defined below), and are referred to collectively as the "Transactions".

(iv) The Purchaser shall deliver the Purchase Amount to counsel for the Company, which Purchase Amount shall be held in trust until authorized for release to the Company by written instruction of the Purchaser. The Purchase Amount shall be promptly returned to the Purchaser if not authorized for release by the Purchaser by the Closing Date.

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

"Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

"Certificate" means the original signed Note duly executed by the Company.

"Closing Date" means the date of the closing of the issuance of Note.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

"Conversion Shares" means shares of Common Stock underlying and issuable upon conversions of the Note funded herein and to be funded pursuant to the second tranche in Section 1a.(v).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" means the Person holding the relevant Securities at the relevant time.

"Last Audited Date" means December 31, 2014.

"Purchaser Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Purchaser pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

"Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Documents, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Purchaser in the Transaction Documents.

"Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

"Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time.

"Securities" means the Note, the Conversion Shares, the Warrants and the Warrant Shares, and any shares of common stock of the Company that may be issued to the Purchaser in connection with any other agreements between the parties.

"Shares" means the shares of representing any or all of the Conversion Shares.

"State of Incorporation" means Nevada.

"Subsidiary" means any subsidiary of the Company.

"Trading Day" means any day during which the Principal Trading Market shall be open for business.

"Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

"Transaction Documents" means this Purchase Agreement and the Note, and includes all ancillary documents referred to in those agreements.

c. Form of Payment; Delivery of Certificates.

(i) The Purchaser shall pay the Purchase Amount payable under the Note by delivering immediately available good funds in United States Dollars to the Company on the applicable Closing Date.

(ii) On the applicable Closing Date, the Company shall deliver the Note duly executed on behalf of the Company to the Purchaser.

(iii) By signing this Agreement, each of the Purchaser and the Company agrees to all of the terms and conditions of the Transaction Documents, all of the provisions of which are incorporated herein by this reference as if set forth in full.

2. PURCHASER REPRESENTATIONS, ETC.; ACCESS **TO INFORMATION; INDEPENDENT INVESTIGATION.**

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

a. Without limiting Purchaser's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Purchaser is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Purchaser is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

d. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

e. The Purchaser and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser, including those set forth on in any annex attached hereto. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has also had the opportunity to obtain and to review the Company's filings on EDGAR (collectively, the "Company's SEC Documents").

f. The Purchaser understands that its investment in the Securities involves a high degree of risk.

g. The Purchaser hereby represents that, in connection with its purchase of the

Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

h. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

i. This Agreement and the other Transaction Documents to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date.

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Note, or any shares of the Company's common stock that may be issued to the Purchaser in connection with any other agreements between the parties, in the event such shares are issued. No party other than a Purchaser has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to

Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is, or immediately following the Closing Date will be, quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c. **Authorized Shares.**

(i) The authorized capital stock of the Company consists of 10,000,000,000 shares of Common Stock, $0.001 par value.

(ii) The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date.

(iii) As of the Closing Date, the Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued pursuant to the relevant provisions of the Transaction Documents, in each case in accordance with their respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d. **Transaction Documents and Stock.** This Agreement and each of the other Transaction Documents, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note and each of the other Transaction Documents, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. **Non-contravention.** The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, each of the Notes and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. **Approvals.** No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or

the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. **Filings.** None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

h. **Absence of Certain Changes.** Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. **Full Disclosure.** To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect.

j. **Absence of Litigation.** Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k. Absence of Events of Default. Except as set forth in Section 3(e) and 3(g) hereof, (i) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. No Undisclosed Liabilities or Events. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Documents or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

m. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since December 31, 2007, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n. Dilution. Any shares of the Company's common stock issued to the Purchaser in connection with any agreements between the parties hereto, in the event such shares are issued may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company.

o. Confirmation. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Purchaser. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date or the release of the Purchase Amount to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Purchaser (directly or through its counsel, if any) in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

p. Authorization; Enforcement. The Company has the requisite corporate power

and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

q. **SEC Reports; Financial Statements.** Other than as previously disclosed to the Purchaser, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

r. **Sarbanes-Oxley; Internal Accounting Controls.** Except as disclosed in the SEC Reports, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls

and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

s. Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary, has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

t. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers. By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The Purchaser acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b. **Restrictive Legend.** The Purchaser acknowledges and agrees that the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

> "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

c. **Filings.** The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Purchaser under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

d. **Reporting Status.** So long as the Purchaser beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it for so long as the Purchaser beneficially owns any of the Securities.

e. **Use of Proceeds.** The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees in connection with the sale of the Securities) for working capital.

f. **Publicity, Filings, Releases, Etc.** Each of the parties agrees that it will not disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Purchaser drafts of the applicable text of the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K intended to be made with the SEC which refers to the Transaction Documents or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) will not include in such filing any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Documents in filings made with the SEC as well as any descriptive text accompanying or part of such filing which is accurate and reasonably determined by the Company's counsel to be legally required. Notwithstanding, but subject to, the foregoing provisions of this Section 4(i), the Company will, after the Closing Date, promptly file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Documents.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions

inconsistent with instructions to issue the Shares to the Holder as contemplated in the Transaction Documents. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer or issue of the Shares represented by one or more certificates for Common Stock without legend (or where applicable, by electronic registration) in such name and in such denominations as specified by the Purchaser.

b. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group, and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6. CLOSING DATE.

a. The respective Closing Date shall occur as indicated in Section 1(a)(1) after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. The closing of the Transactions shall occur on the respective Closing Date at the offices of the Purchaser and shall take place no later than 3:00 P.M., PST, on such day or such other time as is mutually agreed upon by the Company and the Purchaser.

7. **CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.**

The Purchaser understands that the Company's obligation to sell the Note to the Purchaser pursuant to this Agreement on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement by the Purchaser; and

b. Delivery by the Purchaser to the Company of good funds as payment in full of an amount equal to the Purchase Amount in accordance with this Agreement;

c. The accuracy on such Closing Date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date, and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser by the Purchaser required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE

The Company understands that the Purchaser's obligation to purchase any Notes and its acceptance of any shares of the Company's common stock that may be issued in connection with any agreements between the parties hereto on a Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Documents by the Company;

b. Delivery by the Company to the Purchaser of the Note in accordance with this Agreement or any other agreements between the parties;

c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

d. The Company must be current with all required Exchange Act filings.

e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

f. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any Material Adverse Effect in regards to the Company.

9. INDEMNIFICATION AND REIMBURSEMENT.

a. (i) The Company agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, and agents, and each Purchaser Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Purchaser, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Purchaser Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Purchaser's failure to perform any covenant or agreement contained in this Agreement or the Purchaser's or its officer's, director's, employee's, agent's or Purchaser Control Person's negligence, recklessness or bad faith in performing its obligations under this Agreement.

(ii) The Company hereby agrees that, if the Purchaser, other than by reason of its negligence, illegal or willful misconduct (in each case, as determined by a non- appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, or if the Purchaser is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement

or the other Transaction Documents, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Purchaser from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Purchaser, directly or indirectly, and reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Purchaser Control Persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser, any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliate, partner, director, agent, employee or Purchaser Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Documents, except as may be expressly and specifically provided in or contemplated by this Agreement.

b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(ii) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the

Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoi ng, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(iii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesti ng any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the

Indemnifying Party in the manner provided in subparagraph (z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iv) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(v) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its l iability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10. JURY TRIAL WAIVER. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Documents.

11. GOVERNING LAW: MISCELLANEOUS.

a. (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the state courts of the State of Nevada as in connection with any dispute arising under this Agreement or any of the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens,* to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Purchaser for any reasonable legal fees and disbursements incurred by the Purchaser in enforcement of or protection of any of its rights under any of the Transaction Documents. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(ii) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the other Transaction Documents and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. An email of this signed Agreement shall be legal and binding on all parties hereto.

f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

13. **NOTICES**. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed email,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY: Lithium Exploration Group Inc.
4635 S Lakeshore Drive
Tempe, AZ 85282
Attn: Alex Walsh

PURCHASER: JDF CAPITAL INC.
62 E Main Street
Freehold, NJ 07728
Attn: John Fierro
Telephone No.: 718-290-4058

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Purchaser's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Amount, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Company as of the date set first above written.

JDF CAPITAL INC

____

Name: John Fierro

Title: President

LITHIUM EXPLORATION GROUP, INC.

By: __________________________

(Signature of Authorized Person)

____

Alexander Walsh, Chief Executive Officer

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

LITHIUM EXPLORATION GROUP, INC.
10% OID Convertible Promissory Note
Due October 27, 2017

October 27, 2016

Purchase Price:	USD $44,000
Principal Price:	$48,400

For value received, **Lithium Exploration Group, Inc.**, a Nevada corporation (the "Company"), hereby promises to pay to the order of **JDF Capital Inc.** (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, up to an aggregate of $48,400 (Forty-eight thousand four hundred dollars) (the **"Principal Amount")**, which includes the aggregate principal sum of $40,000 (forty thousand dollars) advanced by the Holder, $4400 (forty-four hundred dollars) Original Issue Discount incurred by the Holder, and $4000 legal fees. The Principal Amount outstanding shall be due and payable on October 27, 2017.

The due dates of any outstanding principal balance are referred to herein as the "Maturity Date".

All payments under or pursuant to this Note refer to and shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A.

ARTICLE I

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Security Purchase Agreement dated as of October 27, 2016 (the "Purchase Agreement") by and among the Company and the purchasers listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest.

(a) Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest at a rate per annum equal to 10 percent (10%) accruing on a 12 month basis, which shall consist of the pre-paid interest referred to above, which may be converted to shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at the option of the Holder on the same terms as the Note.

Section 1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Nevada, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.4 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Company shall fail to make the payment of any amount of principal outstanding on the date such payment is due hereunder;

(b) the Company shall fail to make any payment of interest in shares of Common Stock for a period of three (3) days after the date such interest is due;

(c) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, Nasdaq Small Cap Market, Nasdaq National Market, American Stock Exchange or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days;

(d) the Company's notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(e) the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any accrued and unpaid interest, or (ii) make the payment of any fees and/or liquidated damages under this Note or the Purchase Agreement, which failure in the case of items (i) and (ii) of this Section 2.1(e) is not remedied within three (3) business days after the incurrence thereof;

(f) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (e) of this Section 2.1) and such default is not fully cured within five (5) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within five (5) business days after the occurrence thereof;

(g) any material representation or warranty made by the Company herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h) the Company shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $50,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to perm it the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(i) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(j) a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(k) the failure of the Company to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within five (5) business days of the Holder's request so long as the Holder has provided reasonable assurances and opinions of counsel to the Company that such shares of Common Stock can be resold pursuant to Rule 144; or

(l) the failure of the Company to pay any amounts due to the Holder herein within three (3) business days of receipt of notice to the Company.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in (i) Sections (k) or (l), the outstanding principal balance and interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (a)-(j) and 2.1 (m)-(n), demand the prepayment of this Note pursuant to Section 3.6 hereof, (b) subject to Section 3.4 hereof, demand that the principal amount of

this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price (as defined in Section 3.2(a) hereof) per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date and demand that all accrued and unpaid interest under this Note shall be converted into shares of Common Stock in accordance with Section 1.2 hereof, or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, other Transaction Document or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion Option.

(a) At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the "Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the "Conversion Notice"), duly executed, to the Company (the "Voluntary Conversion Date"), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below. The Holder shall deliver this Note to the Company at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date.

(b) On any Voluntary Conversion Date, the Holder may cause the any outstanding Principal Amount of this Note plus all accrued and unpaid interest to convert into a number of fully paid and non-assessable shares of Common Stock equal to the quotient of the elected outstanding principal amount of this Note plus all accrued interest on the elected outstanding on the Voluntary Conversion Date (as described in this Section below) divided by the Conversion Price as described in Section 3.2(a) below.

Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Company will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

(B) Conversion Limitations; Holder's Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Conversion Notice, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) Exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its

affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 3.2 Conversion Price.

The Holder of this Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to **50%** of the **lowest trading price** of the Common Stock as reported on the OTC Markets electronic quotation service or such marketplace upon which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the ***twenty*** prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company's Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. *In the event the Company experiences a DTC "Chill" on its shares, the conversion price shall be decreased to 55% instead of 65% while that "Chill" is in effect.*

Section 3.3 Mechanics of Conversion.

(a) Not later than three (3) Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Company shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the "Delivery Date"). Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the OTC on the Holder's behalf via DWAC (or certificates free of

restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note if tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Company.

(b) The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Note requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c) In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multi plying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms

hereof.

Section 3.4 Ownership Cap and Certain Conversion Restrictions.

Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the "Waiver Notice") that the Holder would like to waive this Section 3.4 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

Section 3.5 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the

number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the applicable Conversion

Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 3.5(a) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(vii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on The basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 3.5(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(b) Record Date. In case the Company shall take record of the holders of its

Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities,
(iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of Common Stock issuable upon the exercise of Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company's stock option plans and employee stock purchase plans as they now exist, (vii) the payment of any accrued interest in shares of Common Stock pursuant to this Note.

(d) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event a Holder shall elect to convert any Note as provided herein, the Company cannot refuse conversion based on any claim that such Holder or anyo ne associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Note shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled,

the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred twenty percent (120%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Company shall, from time to time in accordance with Nevada corporate law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 3.5(h).

(i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Prepayment.

(a) Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1 (a)-(j)) and 2.1 (m)-
(o) hereof, the Holder shall have the right, at such Holder's option, to require the Company to prepay in cash all or a portion of this Note at a price equal to one hundred twenty percent (120%) of the aggregate principal amount of this Note plus all accrued and unpaid interest applicable at the time of such request (the "Event of Default Prepayment Price"). Nothing in this Section 3.6(a) shall limit the Holder's rights under Section 2.2 hereof.

(b) Prepayment Option Upon Major Transaction. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined in Section 3.6(e) hereof), the Holder shall have the right, at the Holder's option, to require the Company to prepay all or a portion of the Holder's Note at a price equal to one hundred ten percent (110%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (the "Major Transaction Prepayment Price").

(c) Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred twenty percent (120%) of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is

less, multiplied by the VWAP on (x) the date the Prepayment Price is demanded or otherwise due, and (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the "Triggering Event Prepayment Price," and, collectively with the "Major Transaction Prepayment Price," the "Prepayment Price").

(d) Major Transaction. A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); or

(ii) the sale or transfer of more than fifty percent (50%) of the Company's assets (based on the fair market value as determined in good faith by the Company's Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(e) Triggering Event. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days;

(ii) the Company's notice to any holder of the Note, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Note into shares of Common Stock; or

(iii) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within ten (10) business days after the receipt by the Company of the Conversion Notice; or

(iv) the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(v) the Company consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act.

(f) Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a

Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of the Notes then outstanding may require the Company to prepay, effective immediately prior to the consummation of such Major Transaction, all of the holder's Notes then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Major Transaction") to the Company, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the number of Notes that such holder is electing to prepay and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.6(b) above.

(g) Mechanics of Prepayment at Option of Holder Upon Triggering Event. Within one (1) business day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of the Notes. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of this Note may require the Company to prepay all of the Notes on a pro rata basis by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Triggering Event") to the Company, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that such holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.6(c) above. A holder shall only be permitted to require the Company to prepay the Note pursuant to Section 3.6 hereof for the greater of a period of ten (10) days after receipt by such holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

(h) Payment of Prepayment Price. Upon the Company's receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from any holder of the Notes, the Company shall immediately notify each holder of the Notes by facsimile of the Company's receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's certificates representing the Notes which such holder has elected to have prepaid. The Company shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.6(i), to such holder within five (5) business days after the Company's receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.6(f), the Company shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that a holder's original Note shall have been so delivered to the Company; provided further that if the Company is unable to prepay all of the Notes to be prepaid, the Company shall prepay an amount from each holder of the Notes being prepaid equal to such holder's pro-rata amount (based on the number of Notes held by such holder relative to the number of Notes outstanding) of all Notes being prepaid. If the Company shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the "Void Optional Prepayment Option") to, in lieu of prepayment, require the Company to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.6 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Prepayment Notice"). Upon the Company's receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Company shall immediately return any Notes submitted to the Company by each holder for prepayment

under this Section 3.6(h) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.6 shall have priority to payments to other stockholders in connection with a Major Transaction.

(i) Company Prepayment Option upon Major Transaction. Upon the consummation of a Major Transaction, the Company may prepay in cash all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon upon at least thirty (30) days prior written notice to the Holder (the "Company's Prepayment Notice") at a price equal to one hundred twenty percent (120%) of the aggregate principal amount of this Note plus any accrued but unpaid interest (the "Company's Prepayment Price"); provided, however, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within such thirty (30) day period following delivery of the Company's Prepayment Notice, the principal amount of the Notes plus any accrued but unpaid interest designated to be converted may not be prepaid by the Company and shall be converted in accordance with Section 3.3 hereof; provided further that if during the period between delivery of the Company's Prepayment Notice and the Company's Prepayment Date (as defined below), a holder shall become entitled and elects to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then such rights of the holders shall take precedence over the previously delivered Company Prepayment Notice if the holder so elects. The Company's Prepayment Notice shall state the date of prepayment which date shall be the date of the consummation of the Major Transaction (the "Company's Prepayment Date"), the Company's Prepayment Price and the principal amount of Notes plus any accrued but unpaid interest to be prepaid by the Company. The Company shall deliver the Company's Prepayment Price on the Company's Prepayment Date, provided, that if the holder(s) delivers a Conversion Notice before the Company's Prepayment Date, then the portion of the Company's Prepayment Price which would be paid to prepay the Notes covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Company's Prepayment Date, the Company shall pay the Company's Prepayment Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis. If the Company fails to pay the Company's Prepayment Price by the third (3rd) business day after the Company's Prepayment Date, the prepayment will be declared null and void and the Company shall lose its right to serve a Company's Prepayment Notice pursuant to this Section 3.6(i) in the future. Notwithstanding the foregoing to the contrary, the Company may effect a prepayment pursuant to this Section 3.6(i) only if trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Nasdaq SmallCap Market (or other exchange or market on which the Common Stock is trading), and and the Company is in material compliance with the terms and conditions of this Note and the other Transaction Documents.

Section 3.7 Inability to Fully Convert.

(a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization

with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder's option, can elect to:

(i) require the Company to prepay that portion of this Note for which the Company is unable to issue Common Stock in accordance with the Holder's Conversion Notice (the "Mandatory Prepayment") at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the "Mandatory Prepayment Price");

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

In the event a Holder shall elect to convert any portion of its Notes as provided herein, the Company cannot refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said Notes shall have been issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to 130% of the principal amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7(a) above, a notice of the Company's inability to fully satisfy the Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Company of its election pursuant to Section 3.7(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

(c) Payment of Prepayment Price. If the Holder shall elect to have its Notes prepaid pursuant to Section 3.7(a)(i) above, the Company shall pay the Mandatory Prepayment Price to the Holder within thirty (30) days of the Company's receipt of the Holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the Holder's Notice in Response to Inability to Convert the Company has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Company shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.7(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

(d) Pro-rata Conversion and Prepayment. In the event the Company receives a Conversion Notice from more than one holder of the Notes on the same day and the Company can convert and prepay some, but not all, of the Notes pursuant to this Section 3.7, the Company shall convert and prepay from each holder of the Notes electing to have its Notes converted and prepaid at such time an amount equal to such holder's pro-rata amount (based on the principal amount of the Notes held by such holder relative to the principal amount of the Notes outstanding) of all the Notes being converted and prepaid at such time.

Section 3.8 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the

computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

Section 4.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended many manner except in writing executed by the Company and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

> "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

Section 4.9 Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the State of Nevada for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 4.1 1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICA BLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AN D HEA R ING

WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

LITHIUM EXPLORATION GROUP, INC.

By: ______________________

Name: Alexander Walsh
Title: Chief Executive Officer

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note No. ___ into shares of Common Stock of Lithium Exploration Group, Inc. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion: ______________________________

Applicable Conversion Price: ______________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: ______________________________

Signature: ______________________________

Print Name: ______________________________

Address: ______________________________

____